Exhibit 10.3
FIRST AMENDMENT TO THE PROGRESSIVE CORPORATION
EXECUTIVE SEPARATION ALLOWANCE PLAN
(2021 AMENDMENT AND RESTATEMENT)
    WHEREAS, The Progressive Corporation (“Company”) currently maintains The Progressive Corporation Executive Separation Allowance Plan (“Plan”) pursuant to the 2021 Amendment and Restatement; and
    WHEREAS, the Company desires to amend the Plan;
NOW, THEREFORE, the Plan is hereby amended as follows, effective as of May 6, 2021:
1. Section 1.17 of the Plan is hereby amended and restated in its entirety to provide as follows:
“1.17 ‘Plan’ means The Progressive Corporation Executive Separation Allowance Plan (2021 Amendment and Restatement), as set forth herein and as the same may be amended from time to time.”
2. Section 4.1 of the Separation Agreement and General Release attached to the Plan as Exhibit A is hereby amended and restated in its entirety to provide as follows:

“4.1    An Eligible Employee who resigns or whose employment has been terminated under the Plan may elect to continue his/her and his/her covered dependents’ medical, dental and vision coverages, if any, under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), as further provided in the Applicable Group Insurance Plan (to the extent he/she and his/her dependents were receiving such coverages immediately prior to his/her Separation Date), for the period specified in the Applicable Group Insurance Plan and subject to the terms and conditions thereof. If an Eligible Employee who is entitled to a separation allowance under the preceding provisions of this Plan elects to continue his/her and/or his/her covered dependents’ medical, dental and/or vision coverages under the Applicable Group Insurance Plan, the Eligible Employee will be entitled to receive such coverages at the contribution amount set forth in the Applicable Group Insurance Plan (referred to therein as the “Separation Allowance Contribution”) for a period not to exceed the lesser of (i) the COBRA continued coverage period or (ii) the number of weeks of Compensation used in computing the amount of his/her separation allowance under Section 3.1 above, provided that the Eligible Employee pays such Separation Allowance Contribution to the Participating Employer at such times as the Participating Employer shall specify. Eligible Employees may also qualify for a reduction of the Separation Allowance Contribution under the American Rescue Plan Act of 2021 (“ARPA”). Any subsidies required by ARPA shall be provided automatically in the manner and timing required by federal law, regardless of whether the Eligible Employee signs a release.”

3. Section 2(b) of the Separation Agreement and General Release attached to the Plan as Exhibit A is hereby amended and restated to read in its entirety to provide as follows:

“b. If you are participating in The Progressive Health, Life and Disability Benefits Plan (“Group Insurance Plan”), you may elect to continue your and your dependents’ medical, dental and vision coverages under the Group Insurance Plan for the periods specified in the Group Insurance Plan, subject to the terms, conditions and limitations of the Group Insurance Plan. If you elect to continue any of such coverages, Progressive shall pay the cost of continuing such coverages for a period not to exceed the greater of (a) the number of weeks of Compensation used in computing the amount of your separation allowance under Paragraph 1 above or (b) any period required under the American Rescue Plan Act of 2021 (“ARPA”), provided that you make payments at such times and in such manner as Progressive shall specify equal to the contributions you would have had to make for those coverages for such period had you continued to receive those coverages as an active employee during such period, all as determined by Progressive. For any period subject to subsidies pursuant to ARPA, Progressive will subsidize the full cost of coverage and you will not be required to make any contributions. Further, the subsidies provided pursuant to ARPA will be provided as a matter of law, regardless of whether you sign this release. You also shall be entitled to the conversion privileges, if any, applicable to your life insurance and/or other coverages under the Group Insurance Plan.”

IN WITNESS WHEREOF, The Progressive Corporation has hereunto caused this Amendment to be executed by its duly authorized representative on the 12th day of May, 2021.

THE PROGRESSIVE CORPORATION
By: /s/ Daniel P. Mascaro
Daniel P. Mascaro, Vice President     and Secretary